Exhibit 10.72

AMENDMENT NO. 1 TO THE

SERIES 2000-VFC SUPPLEMENT TO THE POOLING AND SERVICING

AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Series 2000-VFC Supplement to the Pooling and Servicing Agreement is made as of January 22, 2003, by and among Navistar Financial Securities Corporation, a Delaware corporation, as Seller, Navistar Financial Corporation, a Delaware corporation, as Servicer, and The Bank of New York, a New York banking corporation, as Master Trust Trustee.

The Seller, the Servicer, and the Master Trust Trustee are parties to the Series 2000-VFC Supplement, dated as of January 28, 2000 (the “Series 2000-VFC Supplement”).  The Seller, the Servicer and the Master Trust Trustee have agreed to amend the Series 2000-VFC Supplement in the manner set forth herein.  Capitalized terms used herein but not otherwise defined have the meanings set forth in the Series 2000-VFC Supplement.

1.                                       Amendment to Section 2.01. The following provisions of Section 2.01 shall be amended as follows:

(a)                                  The definition of “Subordinated Percentage” shall be deleted in its entirety and replaced with the following:

“Subordinated Percentage” shall mean the greater of (a) 15.5% and (b) the subordinated percentage, or calculated equivalent thereof, required by Moody’s and S&P to rate any series of Dealer Note Securities issued or to be issued after the date hereof (regardless of whether such Dealer Note Securities are actually issued) at the highest investment category for long-term debt for such rating agency; provided, however, if any outstanding series of Dealer Note Securities rated in the highest investment category by either Moody’s or S&P is downgraded, the Subordinated Percentage will be set at the level reasonably determined by the Administrative Agent necessary to support a rating in the highest investment category for long-term debt on the Series 2000-VFC, subject to the consent of the Servicer, which consent shall not be unreasonably withheld; provided further, however, if the revised Subordinated Percentage is not agreed to by the Administrative Agent and the Servicer within 30 days after such downgrade, the Servicer (at its own expense) will retain Moody’s to determine within 60 days (or such longer period as shall be specified in a written notice from the Administrative Agent to the Servicer and the Master Trust Trustee) after such downgrade the revised Subordinated Percentage necessary to achieve a rating in the highest investment category for long-term debt by such rating agency on the Series 2000-VFC and the Subordinated Percentage shall be the amount specified by Moody’s.

(b)                                 The definition of “Subordinated Percentage Determination Failure” shall be added:

“Subordinated Percentage Determination Failure” shall mean the earlier to occur of (x) the failure of Moody’s to determine the Subordination Percentage as provided in the second proviso of the definition of Subordination Percentage within 60 days (or such longer period as shall be specified in writing by the Administrative Agent to the Servicer and the Master Trust Trustee) after the date of such a downgrade and (y) the failure of the Servicer to retain Moody’s as provided in the second proviso of the definition of Subordination Percentage within five Business Days (or such longer period as shall be specified in writing by the Administrative Agent to the Servicer and the Master Trust Trustee) after the 30th day following the date of such downgrade.

(c)                                  The definition of “Dealer Note Security” shall be added:

“Dealer Note Security” shall mean any series of Investor Certificates or any series of securities secured by an Investor Certificate.

2.                                       Amendment to Section 6.01.  In Section 6.01, clause (q) will be added:

“(q) the occurrence and continuation of a Subordinated Percentage Determination Failure.”

3.                                       Miscellaneous.  This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions.  This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument.  The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Series 2000-VFC Supplement; and the Series 2000-VFC Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.  Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Series 2000-VFC Supplement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES
CORPORATION
as Seller

By:	/s/ Andrew J. Cederoth
Name: Andrew J. Cederoth
Vice President and Treasurer

NAVISTAR FINANCIAL CORPORATION
as Servicer

By:	/s/ Andrew J. Cederoth
Name: Andrew J. Cederoth
Vice President and Treasurer

THE BANK OF NEW YORK
as Master Trust Trustee

By:	/s/ Erwin Soriano
Name: Erwin Soriano
Title: Assistant Treasurer

Acknowledged and Accepted
BANK OF AMERICA, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Karen P. Louie
Name: KAREN P. LOUIE
Title: Vice President